EXHIBIT 23



                         Consent of Independent Auditors
                         -------------------------------


We have issued our report dated February 2, 2004, accompanying the consolidated financial statements included in the Annual Report of eLEC Communications Corp. and Subsidiaries on Form 10-KSB for the year ended November 30, 2003. We hereby consent to the incorporation by reference of said report in Registration Statement No. 333-19611 of eLEC Communications Corp. on Form S-8.







/s/ NUSSBAUM YATES & WOLPOW, P.C.
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NUSSBAUM YATES & WOLPOW, P.C.

Melville, New York